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                                    FORM 8-K
     Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 9, 2004


                             MID-STATE RACEWAY, INC.
                           (Exact name of registrant)


     New York State                   000-01607                   15-0555258
     --------------                   ---------                   ----------
(State of Incorporation)          (Commission File)                (IRS EIN)


         P.O. Box 860, Ruth Street, Vernon, New York          13476
         -------------------------------------------          -----
         (Address of principal executive office)              (Zip)

Registrant's telephone number    (315) 829-2201
                                 --------------

ITEM 5. OTHER EVENTS

In December 2003, Mid-State Raceway, Inc. ("Raceway") executed a First Amendment to Loan Agreement dated June 30, 2003 ("Amendment") with Vestin Mortgage, Inc. ("Vestin") pursuant to which Vestin agreed to advance an additional $3,000,000.00 to Raceway ("Advance"). The Advance will increase Vestin's outstanding loan to Raceway to $26,000,000.00 (the "Vestin Loan"). The Vestin Loan is for a term of two (2) years and bears interest at the rate of eleven percent (11%) per annum. The Amendment further provides for an additional Commitment and Loan fee in the amount of $300,000.00.

The loan closed on December 9, 2003.


                                   Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Mid-State Raceway, Inc.
                                       (Registrant)

Date: January 9, 2004                  /s/ David Wilson
                                       ----------------
                                       David Wilson, Chief Operating Officer